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THIRD AMENDMENT AGREEMENT

    This Third Amendment Agreement dated as of April 6, 2001 ("Amendment") is entered into with reference to the Second Amended and Restated Loan Agreement (as amended, the "Loan Agreement") dated as of April 10, 2000 among MGM Grand, Inc., a Delaware corporation (now known as MGM MIRAGE and referred to herein as "Borrower"), MGM Grand Atlantic City, Inc., a New Jersey corporation ("Atlantic City"), MGM Grand Detroit, LLC, a Delaware limited liability company ("Detroit"), as Co-Borrowers, the Banks named therein, and Bank of America, N.A., as Administrative Agent and with reference to the following facts:

      A.  Substantially concurrently with the execution of the Loan Agreement, Borrower and the Co-Borrowers also entered into (a) the 364-Day Loan Agreement dated as of April 10, 2000, and (b) the Term Loan Agreement dated as of April 7, 2000 (collectively, as amended, the "Other Loan Agreements"). The Loan Agreement and the Other Loan Agreements have previously been amended by Omnibus Amendment Agreements dated as of September 6, 2000 and December 21, 2000 among the parties hereto.

      B.  Prior to or substantially concurrently herewith, the remaining obligations under the Term Loan Agreement are being repaid in full, and the 364-Day Loan Agreement is being refinanced with a new $1,000,000,000 364-Day Loan Agreement among Borrower, the Co-Borrowers, the lenders described therein, and Bank of America, N.A., as Administrative Agent.

    NOW, THEREFORE, Borrower, Atlantic City, Detroit and the Administrative Agent, acting on behalf of the Requisite Banks under the Loan Agreement, hereby agree to amend the Loan Agreement as follows:

      1.  Definitions.  Capitalized terms used herein but not defined are used with the meanings set forth for those terms in the Loan Agreement.

      2.  Amendment to Section 6.7—Negative Pledge.  Section 6.7 of the Loan Agreement is hereby amended to add thereto a new clause (j) to read in full as follows:

      "(j) Liens granted on the stock, partnership or other equity interests in a Person which is not a Restricted Subsidiary owned by Borrower or any of its Restricted Subsidiaries, which are granted solely to secure Indebtedness of that Person."

      3.  Amendment to Section 6.8—Leverage Ratio.  Section 6.8 of the Loan Agreement is hereby amended to read in full as follows:

      "6.8  Leverage Ratio.  Permit the Leverage Ratio, as of any Fiscal Quarter described below to be greater than the ratio set forth below opposite that Fiscal Quarter (it being understood that this covenant will not apply to the Fiscal Quarter ending June 30, 2000):

Fiscal Quarters Ending	Maximum Ratio
September 30, 2000 through December 31, 2001	5.25:1.00
March 31, 2002 through December 31, 2002	5.00:1.00
March 31, 2003 through December 31, 2003	4.75:1.00
March 31, 2004 and thereafter	4.50:1.00."

      4.  Amendment to Section 8.2(a)—Conditions to Advances.  Section 8.2(a) of the Loan Agreement is hereby amended to read in full as follows (with the added text indicated in bold and italicized text for the convenience of the reader):

      "(a)  except  (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and the Co-Borrowers and approved in writing by the Requisite Banks, the representations and warranties contained in Article 4 (other than Sections 4.4(a), 4.6, 4.8, 4.10, 4.17 and 4.18 (but only if Borrower and its Restricted Subsidiaries are diligently engaged in measures that will result in compliance with all Hazardous Materials Laws)) shall be true and correct on and as of the date of the Advance as though made on that date;"

      5.  Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of written consents to the execution, delivery and performance hereof from the Requisite Banks under the Loan Agreement.

      6.  Representation and Warranty.  Borrower and each of the Co-Borrowers represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

      7.  Confirmation.  In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MGM MIRAGE (formerly, MGM GRAND, INC.) MGM GRAND ATLANTIC CITY, INC. and MGM GRAND DETROIT, LLC By: MGM Grand Detroit, Inc., managing member

By:	/s/ SCOTT LANGSNER
Scott Langsner, Secretary and Treasurer of each of the foregoing
BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ JANICE HAMMOND
Janice Hammond, Vice President

CONSENT OF BANK

    This Consent of Bank is delivered with reference to the Second Amended and Restated Loan Agreement dated as of April 10, 2000 (the "Loan Agreement") among MGM Grand, Inc., a Delaware corporation (now known as MGM MIRAGE), MGM Grand Atlantic City, Inc., a New Jersey corporation, and MGM Grand Detroit, LLC, a Delaware limited liability company, as Co-Borrowers, the Banks named therein, and Bank of America, N.A., as Administrative Agent. The Loan Agreement has previously been amended by Omnibus Amendment Agreements dated as of September 6, 2000 and December 21, 2000 among the parties hereto.

    The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Third Amendment Agreement dated as of March  , 2000, substantially in the form presented to the undersigned as drafts, and to the amendment to the Leverage Ratio and the other amendments set forth therein.

[Typed/Printed Name of Bank]
By:

Title:

Date:

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THIRD AMENDMENT AGREEMENT
CONSENT OF BANK